FOR IMMEDIATE RELEASE


     DALLAS, TEXAS..HOWARD B. WOLF, INC. (HBW-AMEX) Dallas based women's fashion apparel manufacturer, announces plans to complete their Spring and Summer commitments and shipments, discontinue the Fall 1999 collection and adopt a Plan of Liquidation and

Dissolution which will be presented to the Company's Shareholders for adoption at a duly convened special shareholder meeting.

    For over forty-seven years this highly regarded fashion

leader has designed, manufactured and distributed fine women's dresses and sportswear primarily to better specialty and

departmwnt stores.  Generational and societal changes in women's buying habits have created a difficult environment for the

survival of a great number of better specialty stores, the

Company's primary market.  This along with massive foreign

imports, off-shore manufacturing and private labeling, without a foreseeable reversal of this course, has resulted in a

climate in which the Company cannot operate profitably.

     All further information regarding the Plan and the

Shareholders' meetings will be provided in due course.  The Board of Directors believes this action is appropriate in order to continue to act in the bets interests of the Shareholders.

     The Company wishes to take advantage of the "safe harbor"

provisions of the Private Securities Litigation Reform Act of

1995 with respect to statements that may be deemed to be

forward-looking statements under the Act.


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